CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated March 31, 1998, which is incorporated by reference, in this Registration Statement
(Form N-1A No. 2-75608) of General Municipal Bond Fund, Inc.




                                      ERNST & YOUNG LLP

New York, New York
May 20, 1998